Exhibit 99.2

July 29, 2009

Mr. Mark Wabschall

10495 Hannah Farm Road

Oakton, VA 22124

Re:    Separation Agreement and Release

Dear Mark:

This is to confirm our agreement with respect to your resignation from Deltek, Inc. (“Deltek” or the “Company”). This Separation Agreement and Release letter (“Separation and Release”) explains in detail both your rights and obligations and those of Deltek in connection with the end of your employment relationship with Deltek and its subsidiaries.

Employment Separation

Deltek and you entered into an employment letter, dated May 5, 2008 (the “Employment Letter”), a copy of which is attached as Attachment 1. By signing this Separation and Release, you agree, subject to Deltek’s agreements herein and compliance with this Separation and Release, to waive any and all rights or entitlements to the benefits set forth in Section 7 of the Employment Letter regarding severance payments and other benefits upon the termination of your employment.

You and Deltek mutually agree that you resigned as Executive Vice President, Chief Financial Officer and Treasurer of Deltek, effective July 29, 2009 (the “Termination Date”). As a result of your resignation, you shall no longer be considered an employee of Deltek as of the Termination Date. Deltek will pay you all earned and unpaid salary as of the Termination Date, together with any accrued and untaken vacation pay, less applicable withholding taxes required by law. Deltek will also reimburse you for any non-reimbursed reasonable business expenses you incurred on or prior to the Termination Date. Deltek will include all such payments in your final paycheck on or about August 6, 2009.

Provided that you timely execute this Separation and Release and the Waiver and Release of Claims attached as Attachment 2 to this Separation and Release (the “Waiver and Release”), Deltek will (i) pay you, at the same time as other Executive Team members are paid, your Q2 2009 EICP bonus, payable at the overall Company payout percentage, but assuming a 100% individual performance rating, (ii) pay you, on a semi-monthly basis for a period of three months (and with the first payment occurring on or about August 22, 2009), 50% of your current monthly base salary for non-exclusive consulting services to be provided by you to Deltek upon request by Deltek, including transitional services to support any successor Chief Financial

Officer and Treasurer of Deltek (it being understood that you shall be permitted to accept other consulting arrangements and obtain employment during this three month period provided that such actions do not violate the terms of the Employee Agreement, as defined below), and (iii) pay the employers’ contribution for group employee medical and dental benefit coverage continuation under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) to the same extent previously provided by Deltek’s group plans for a period of six months, or until you become eligible for group insurance benefits from another employer, whichever occurs first, provided that you timely elect COBRA coverage. Any continued COBRA coverage that you may elect following this six-month period will be at your sole cost and expense. You understand that you have an obligation to inform Deltek if you receive group health coverage from another employer within the next six months and that you may not increase the number of your designated dependents, if any, during this time unless you do so at your own expense. The period of such Company-paid COBRA coverage shall be considered part of your COBRA coverage entitlement period, and may, for tax purposes, be considered income to you. Deltek will provide you with a benefits packet containing information on your COBRA rights and conversion to a direct pay plan. Please call Holly Kortright, Senior Vice President, Human Resources, if you have any questions about COBRA conversion. Additionally, please keep Human Resources informed of any address changes in case Deltek needs to mail correspondence to your attention.

Released Claims

In consideration of the foregoing, you and Deltek, by signing below, further agree to the Waiver and Release, and you agree to execute the Waiver and Release as of the date of this Separation and Release.

Enforcement of this Separation and Release

Any proceeding arising out of or relating to this Separation and Release shall be brought in the courts of the Commonwealth of Virginia, Fairfax County, or, if it has or can acquire jurisdiction, in the United States District Court for the Eastern District of Virginia, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the proceeding shall be heard and determined only in any such court and agrees not to bring any proceeding arising out of or relating to this Separation and Release in any other court. The parties agree that either or both of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained for agreement between the parties irrevocably to waive any objections to venue or to convenience of forum. Process in any proceeding referred to in this paragraph may be served on any party anywhere in the world.

EACH PARTY WAIVES ANY RIGHT TO A TRIAL JURY, TO THE EXTENT LAWFUL, AND AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR LITIGATION WHATSOEVER BETWEEN THEM RELATING TO THIS SEPARATION AND RELEASE OR ANY MATTER CONTEMPLATED BY THIS SEPARATION AND RELEASE.

The preceding paragraph notwithstanding, the parties also agree that if any suit, affirmative defense, or counterclaim is brought to enforce the provisions of this Separation and Release, with the exception of a claim brought by you as to the validity of this Separation and Release under the Age Discrimination in Employment Act as amended by the Older Workers Benefit Protection Act, the prevailing party shall be entitled to its costs, expenses, and attorneys’ fees as well as any and all other remedies specifically authorized under the law.

Miscellaneous

You agree to promptly return any Deltek property in your possession to Holly Kortright. You acknowledge and agree that, with regard to Deltek’s confidential and proprietary information, your obligations pursuant to Section 1 of the Employee Agreement between Deltek and you (the “Employee Agreement”) will remain in effect. A copy of the Employee Agreement is included in Attachment 3 for your reference.

You acknowledge and agree that if Section 409A of the Internal Revenue Code of 1986, as amended, would cause the imposition of an excise tax on the salary payment if paid as described above, then the portion of the salary payments that may be paid (in whole or in part) as described above without the imposition of the excise tax shall be paid as described above, and the remaining portion of the salary payments shall be made at such time as the excise tax would not be imposed but for the application of Section 409A.

You acknowledge and agree that any unvested stock options and any unvested restricted stock granted or awarded to you by Deltek cease vesting on the Termination Date and will be forfeited. Any vested options granted pursuant to Deltek’s 2007 Stock Incentive and Award Plan remain exercisable for a period of 45 days starting on the Termination Date.

You further agree to refrain from making any disparaging or derogatory remarks regarding Deltek, its products, its services or its employees. Deltek agrees to refrain from making any disparaging or derogatory remarks about you.

This Separation and Release constitutes the entire agreement between you and Deltek with respect to any matters referred to in this Separation and Release. This Separation and Release supersedes any and all of the other agreements between you and Deltek, except for Section 1 of the Employment Agreement regarding confidential and proprietary information and non-competition, which remains in full force and effect. No other consideration, agreements, representations, oral statements, understandings or course of conduct that are not expressly set forth in this Separation and Release shall be implied or are binding. By signing below, you acknowledge that you understand and agree that this Separation and Release shall not be deemed or construed at any time or for any purposes as an admission of any liability or wrongdoing by either you or Deltek. You also agree that if any provision of this Separation and Release is deemed invalid, the remaining provisions will still be given full force and effect. The terms and conditions of this Separation and Release will be interpreted and construed in accordance with the laws of the Commonwealth of Virginia, without giving effect to the conflict of law principles of the Commonwealth of Virginia.

Prior to the execution of this Separation and Release, you have apprised yourself of sufficient relevant information in order that you might intelligently exercise your own judgment. Deltek has informed you in writing to consult an attorney before signing this Separation and Release, if you wish.

You acknowledge that you have read this Separation and Release and understand all of its terms. You further acknowledge and agree that this Separation and Release is executed voluntarily and with full knowledge of its legal significance.

You expressly agree that this Separation and Release becomes effective upon your timely signing of this Separation and Release.

Finally, you agree that you will not disclose voluntarily or allow anyone else to disclose either the existence, reason for or contents of this Separation and Release without Deltek’s prior written consent, unless required to do so by law. Notwithstanding this provision, you are authorized to disclose this Separation and Release to your spouse, attorneys and tax advisors on a “need to know” basis, on the condition that they agree to hold the terms of the Separation and Release in strictest confidence. You are further authorized to make appropriate disclosures as required by law, provided that you notify Deltek in writing of such legal obligations to disclose at least five (5) business days in advance of disclosure. You further acknowledge that Deltek may disclose the existence, reason for or contents of this Separation and Release (i) on a confidential basis to its directors, officers, employees, advisors and agents who need to know such information for purposes of advising, directing or managing Deltek or (ii) if it is required to do so by law, including, but not limited to, the Federal securities laws.

/s/ K T Parker	Dated:	July 29, 2009
Kevin Parker Chairman, President and Chief Executive Officer Deltek, Inc.

Acceptance of Separation and Release

I HAVE CAREFULLY READ AND FULLY UNDERSTAND AND VOLUNTARILY AGREE TO ALL THE TERMS OF THE SEPARATION AND RELEASE IN EXCHANGE FOR THE BENEFITS AND CONSIDERATIONS PROVIDED IN THE SEPARATION AND RELEASE.

/s/ Mark Wabschall	Dated:	July 29, 2009
Mark Wabschall

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